Exhibit 99.1

Walker & Dunlop Reports First Quarter 2024 Financial Results

FIRST QUARTER 2024 HIGHLIGHTS

●	Total transaction volume of $6.4 billion, down 5% from Q1’23
●	Total revenues of $228.1 million, down 4% from Q1’23
●	Net income of $11.9 million and diluted earnings per share of $0.35, down 55% and 56%, respectively, from Q1’23
●	Adjusted EBITDA[1] of $74.1 million, up 9% from Q1’23
●	Adjusted core EPS[2] of $1.19, up 2% from Q1’23
●	Servicing portfolio of $132.0 billion as of March 31, 2024, up 6% from March 31, 2023
●	Declared quarterly dividend of $0.65 per share for the second quarter of 2024

BETHESDA, MD – May 2, 2024 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop,” or “W&D”) reported total revenues of $228.1 million for the first quarter of 2024, a decrease of 4% year over year. First quarter total transaction volume was $6.4 billion, down 5% year over year. Net income for the first quarter of 2024 was $11.9 million, or $0.35 per diluted share, down 55% and 56%, respectively, year over year. Adjusted EBITDA was up 9% to $74.1 million, reflecting the strength of the Company’s recurring revenue streams. As well, adjusted core EPS, which primarily strips out non-cash revenues and expenses, was up 2% from the first quarter of 2023 to $1.19. The Company’s Board of Directors declared a dividend of $0.65 per share for the second quarter of 2024.

“Q1 2024 began with optimism for imminent Fed rate cuts and ended with broad acceptance of ‘higher for longer.’ The market uncertainty along with rising rates slowed transaction volume significantly. The W&D team closed $6.4 billion of total transaction volume in the quarter, down 5% from Q1 2023,” commented Walker & Dunlop Chairman and CEO Willy Walker. “While lower origination volumes with the GSEs and HUD reduced mortgage servicing rights as well as non-cash revenues and diluted EPS, both adjusted core EPS and adjusted EBITDA, which eliminate the impact of non-cash revenues and expenses, were up 2% and 9%, respectively, on the quarter. These numbers exemplify the durability of the W&D business model."

"As we enter Q2, there are plenty of signs that commercial real estate investors are working ‘higher for longer’ into their actions -- to refinance properties, buy and sell properties, or raise new capital," continued Walker. "We believe our full-year 2024 financial guidance is achievable given the volume of loan refinancings and equity capital looking to be deployed between now and year-end.  And while higher rates and uncertain Fed policy are headwinds, the onus is on our team to provide our clients with solutions in challenging markets."

"Finally," added Walker, “Walker & Dunlop's business model -- that includes a scaled, low risk servicing business generating strong cash flow -- allows us to invest in our people, brand, and technology to continue exceeding our clients' expectations."

First quarter 2024 Earnings Release

CONSOLIDATED FIRST QUARTER 2024

OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q1 2024	Q1 2023	$ Variance	% Variance
Fannie Mae	$903,368	$1,358,708	$(455,340)	(34)%
Freddie Mac	974,926	975,737	(811)	-
Ginnie Mae - HUD	14,140	127,599	(113,459)	(89)
Brokered (3)	3,319,074	2,363,754	955,320	40
Principal Lending and Investing (4)	15,800	-	15,800	N/A
Debt financing volume	$5,227,308	$4,825,798	$401,510	8%
Property sales volume	1,167,151	1,894,682	(727,531)	(38)
Total transaction volume	$6,394,459	$6,720,480	$(326,021)	(5)%

Discussion of Results:

●	Total transaction volume decreased 5% from the first quarter of 2023, primarily due to a 20% decrease in the Fannie Mae and the Freddie Mac (collectively, the “GSEs”) transaction volume and a decrease in property sales volume, partially offset by a 40% increase in brokered transactions.
●	The decrease in HUD debt financing volume reflects the impacts of high interest rates and elongated processing times for construction loans. Walker & Dunlop was the second largest HUD construction loan lender by volume for HUD’s 2023 fiscal year.
●	The 40% increase in brokered debt volume drove our 8% increase in debt financing volume in the first quarter of 2024, as there was increased activity from life insurance companies, banks, CMBS and other private capital providers in the first quarter 2024 compared to 2023.
●	Property sales volume decreased as fewer multifamily owners seek to sell their investments under these market conditions, resulting in the market’s lowest quarter of multifamily property sales volume since the second quarter of 2020, according to Real Capital Analytics. Volatility in interest rates and increased supply in select markets from new deliveries have caused cap rates for multifamily assets to widen, and sellers remain hesitant to pursue sales in this market.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q1 2024	Q1 2023	$ Variance	% Variance
Fannie Mae	$64,349,886	$59,890,444	$4,459,442	7%
Freddie Mac	39,665,386	38,184,798	1,480,588	4
Ginnie Mae - HUD	10,595,841	10,027,781	568,060	6
Brokered	17,312,513	16,285,391	1,027,122	6
Principal Lending and Investing	40,139	187,505	(147,366)	(79)
Total Servicing Portfolio	$131,963,765	$124,575,919	$7,387,846	6%
Assets under management	17,465,398	16,654,566	810,832	5
Total Managed Portfolio	$149,429,163	$141,230,485	$8,198,678	6%
Custodial escrow account balance at period end (in billions)	$2.3	$2.2
Weighted-average servicing fee rate (basis points)	24.0	24.3
Weighted-average remaining servicing portfolio term (years)	8.0	8.7

First quarter 2024 Earnings Release

Discussion of Results:

●	Our servicing portfolio continues to expand with the addition of GSE debt financing volumes over the past 12 months. Although loan origination volumes have slowed down over the past year, higher interest rates are leading to fewer loan prepayments within the servicing portfolio.
●	During the first quarter of 2024, we added $1.5 billion of net loans to our servicing portfolio, and over the past 12 months, we added $7.4 billion of net loans to our servicing portfolio, 88% of which were GSE or HUD (collectively, “Agency”) loans.
●	$10.7 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a low weighted-average servicing fee of 20 basis points, represent only 9% of the total Agency loans in our portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both March 31, 2024 and 2023.
●	Assets under management as of March 31, 2024 consisted of $15.2 billion of low-income housing tax credit (“LIHTC”) funds, $1.4 billion of debt funds, and $0.9 billion of equity funds. The $0.8 billion increase was primarily related to syndication activity of the tax credit funds over the past year.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q1 2024	Q1 2023	$ Variance	% Variance
Walker & Dunlop net income	$11,866	$26,665	$(14,799)	(55)%
Adjusted EBITDA	74,136	67,975	6,161	9
Diluted EPS	$0.35	$0.79	$(0.44)	(56)%
Adjusted core EPS	$1.19	$1.17	$0.02	2%
Operating margin	6%	14%
Return on equity	3	6
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	50%
Other operating expenses	13	10

Discussion of Results:

●	Net income and diluted EPS decreased 55% and 56%, respectively, in the first quarter of 2024, compared to the same period in 2023. The first quarter of 2023 included a $10.8 million benefit for credit losses, a $4.4 million benefit from the refinancing of debt assumed in the acquisition of Alliant, and a $7.5 million investment banking transaction, with no comparable transaction activity in the first quarter of 2024, which contributed to the decrease in our income from operations. Adjusted core EPS, which excludes, among other items, the impacts of non-cash MSR revenues, the provision for loan losses, and acquisition related costs (such as amortization of intangible assets) was $1.19 in the first quarter 2024, an increase of 2% year over year.
●	The increase in adjusted EBITDA was primarily the result of increased placement fees and other interest income, higher servicing fees, and decreased personnel expenses, partially offset by decreases in loan origination and debt brokerage fees, net and property sales broker fees.
●	Operating margin decreased primarily due to changes in our non-cash activity, including: (i) a decline of MSR income due to lower Fannie Mae volume, and (ii) a change from a large benefit for credit losses in 2023 to a small provision for credit losses in 2024.
●	Return on equity declined primarily due to the 55% decrease in net income combined with a 2% increase in stockholders’ equity over the past year.

First quarter 2024 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q1 2024	Q1 2023	$ Variance	% Variance
At-risk servicing portfolio (5)	$59,498,851	$54,898,461	$4,600,390	8%
Maximum exposure to at-risk portfolio (6)	12,088,698	11,132,473	956,225	9
Defaulted loans (7)	$63,264	$36,983	$26,281	71%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.11%	0.07%
Allowance for risk-sharing	0.05	0.06
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.25%	0.30%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months.
●	As of March 31, 2024, six at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $63.3 million compared to two at-risk loans with an aggregate UPB of $37.0 million that were in default as of March 31, 2023. The collateral-based reserve on defaulted loans was $5.1 million and $4.4 million as of March 31, 2024 and March 31, 2023, respectively. The remaining at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	During the first quarter of 2024, we repurchased a Fannie Mae loan for $13.5 million in cash. We have an immaterial reserve for credit losses related to this loan.
●	In 2023, we received repurchase requests from Freddie Mac related to two loans with UPBs of $11.4 million and $34.8 million, respectively. In March 2024, we entered into a forbearance and indemnification agreement with Freddie Mac that, among other things, delayed the repurchases of these loans for six and twelve months, respectively, and transferred the risk of loss for both loans from Freddie Mac to Walker & Dunlop. As of March 31, 2024, our estimate of the fair value of the indemnification agreements was $2.0 million, which is included in the provision for credit losses for the first quarter of 2024.

First quarter 2024 Earnings Release

FIRST QUARTER 2024

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt.

Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity.

The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased $2.4 million, or 16%, from the first quarter of 2023, primarily as a result of an increase in interest rates year over year, as our term loan carries a floating interest rate.
●	Income tax expense decreased $4.3 million, or 60%, from the first quarter of 2023, primarily as a result of the 60% decrease in income from operations, as our effective tax rate remained flat at 21% year over year.

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q1 2024	Q1 2023	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$43,700	$46,956	$(3,256)	(7)%
Fair value of expected net cash flows from servicing, net ("MSR income")	20,898	30,013	(9,115)	(30)
Property sales broker fees	8,821	11,624	(2,803)	(24)
Net warehouse interest income (expense), loans held for sale ("LHFS")	(1,574)	(1,689)	115	(7)
Other revenues	10,052	17,100	(7,048)	(41)
Total revenues	$81,897	$104,004	$(22,107)	(21)%
Personnel	$79,187	$90,462	$(11,275)	(12)%
Amortization and depreciation	1,137	1,186	(49)	(4)
Interest expense on corporate debt	4,851	4,269	582	14
Other operating expenses	5,052	5,644	(592)	(10)
Total expenses	$90,227	$101,561	$(11,334)	(11)%
Income from operations	$(8,330)	$2,443	$(10,773)	(441)%
Income tax expense (benefit)	(1,744)	504	(2,248)	(446)
Net income before noncontrolling interests	$(6,586)	$1,939	$(8,525)	(440)%
Less: net income (loss) from noncontrolling interests	114	1,435	(1,321)	(92)
Walker & Dunlop net income (loss)	$(6,700)	$504	$(7,204)	(1,429)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee rate (8)	0.84%	0.97%
MSR rate (9)	0.40	0.62
Agency MSR rate (10)	1.10	1.22
Key performance metrics:
Operating margin	(10)%	2%
Adjusted EBITDA	$(19,297)	$(18,687)	$(610)	3%

First quarter 2024 Earnings Release

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	The decrease in origination fees was primarily the result of the 13-basis-point decrease in our origination fee rate, partially offset by an 8% increase in debt financing volume. The decrease in the origination fee rate was driven by an increase in brokered debt financing volume as a percentage of total debt financing volume and decreases in the Fannie Mae and HUD percentages. Brokered loans have lower origination fees than Agency loans.
●	The decrease in MSR income was primarily attributable to the decreases in Fannie Mae and HUD debt financing volumes Fannie Mae loans have higher weighted-average servicing fee (“WASF”) than our other products, resulting in higher MSR income from this product than our other products.
●	The decrease in property sales broker fees was primarily driven by the 38% decrease in property sales transaction volume.
●	The decrease in other revenues was primarily related to the closing of the largest investment banking deal in the Company’s history, a $7.5 million transaction, which closed in the first quarter of 2023, with no comparable activity in the first quarter of 2024.
●	Personnel expense decreased primarily due to a decrease in commission costs on lower transaction revenues, combined with a decrease in other personnel costs due to lower headcount. Our lower headcount was due to a workforce reduction undertaken in the second quarter of 2023.

First quarter 2024 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q1 2024	Q1 2023	$ Variance	% Variance
Origination fees	$40	$128	$(88)	(69)%
Servicing fees	80,043	75,766	4,277	6
Investment management fees	13,520	15,173	(1,653)	(11)
Net warehouse interest income, loans held for investment ("LHFI")	458	1,690	(1,232)	(73)
Placement fees and other interest income	35,603	28,824	6,779	24
Other revenues	11,571	11,615	(44)	(0)
Total revenues	$141,235	$133,196	$8,039	6%
Personnel	$18,055	$15,341	$2,714	18%
Amortization and depreciation	53,071	54,010	(939)	(2)
Provision (benefit) for credit losses	524	(10,775)	11,299	(105)
Interest expense on corporate debt	11,191	9,582	1,609	17
Other operating expenses	5,123	1,480	3,643	246
Total expenses	$87,964	$69,638	$18,326	26%
Income from operations	$53,271	$63,558	$(10,287)	(16)%
Income tax expense (benefit)	11,153	13,104	(1,951)	(15)
Net income before noncontrolling interests	$42,118	$50,454	$(8,336)	(17)%
Less: net income (loss) from noncontrolling interests	(1,165)	(630)	(535)	85
Walker & Dunlop net income (loss)	$43,283	$51,084	$(7,801)	(15)%
Key performance metrics:
Operating margin	38%	48%
Adjusted EBITDA	$119,658	$112,975	$6,683	6%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $7.4 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees decreased primarily as a result of a decline in revenue from our LIHTC funds as fewer dispositions were expected to be realized in Q1 2024 compared to Q1 2023.
●	Placement fees and other interest income increased largely as a result of higher custodial escrow balances and higher placement fees earned on those escrow deposits due to higher short-term interest rates.
●	The increase in personnel expense was primarily the result of an increase in salaries and benefits as the average headcount for the segment increased. The increase in average headcount was due to additional personnel hired in our LIHTC operations as we continue to scale and integrate those operations.
●	The provision for credit losses in 2024 was primarily attributable to losses related to the forbearance and indemnification agreement with Freddie Mac noted above, partially offset by a small benefit for risk-sharing obligations resulting from an update to our historical loss rate and forecast-period loss rate. The benefit for credit losses in 2023 was primarily due to the annual update of our historical loss rate and forecast-period loss rates that resulted in a decrease to the calculated CECL. The ratio of the forecast-period loss rate to the historical loss rate was 3.8 at March 31, 2023, compared to 7.7 at March 31, 2024, reflecting the high inflation, higher interest rates and continued uncertainty in the macroeconomic environment.

First quarter 2024 Earnings Release

●	The increase in other operating expenses was primarily driven by the write-off of the unamortized premium associated with the payoff of the note payable of one of our subsidiaries that occurred in the first quarter of 2023, with no comparable activity in the current year.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q1 2024	Q1 2023	$ Variance	% Variance
Other interest income	$3,799	$2,100	$1,699	81%
Other revenues	1,128	(554)	1,682	(304)
Total revenues	$4,927	$1,546	$3,381	219%
Personnel	$14,221	$12,810	$1,411	11%
Amortization and depreciation	1,683	1,770	(87)	(5)
Interest expense on corporate debt	1,617	1,423	194	14
Other operating expenses	18,668	16,939	1,729	10
Total expenses	$36,189	$32,942	$3,247	10%
Income (loss) from operations	$(31,262)	$(31,396)	$134	(0)%
Income tax expense (benefit)	(6,545)	(6,473)	(72)	1
Walker & Dunlop net income (loss)	$(24,717)	$(24,923)	$206	(1)%
Key performance metric:
Adjusted EBITDA	$(26,225)	$(26,313)	$88	(0)%

Corporate - Discussion of Quarterly Results:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily driven by the increase in interest income earned on our corporate cash balances due to a higher short-term interest rate environment, combined with an increase in income from equity-method investments.
●	The increase in personnel expense was primarily related to an increase in subjective bonus accrual, partially offset by a decrease in salaries and benefits, driven by lower headcount as a result of our workforce reduction undertaken in the second quarter of 2023.
●	The increase in other operating expenses was primarily the result of increased office and software expenses in the first quarter of 2024, partially offset by decreased professional fees.

First quarter 2024 Earnings Release

CAPITAL SOURCES AND USES

On May 1, 2024, the Company’s Board of Directors declared a dividend of $0.65 per share for the second quarter of 2024. The dividend will be paid on May 31, 2024 to all holders of record of the Company’s restricted and unrestricted common stock as of May 16, 2024.

In January 2023, the Company entered into a lender joinder agreement and amendment to our existing credit agreement that provided for an incremental term loan with a principal amount of $200 million. The incremental term loan bears interest at a rate equal to adjusted Term SOFR plus 3.00% per annum and matures in December 2028. Proceeds from the debt were used to repay $116 million of debt assumed in an acquisition and to strengthen the balance sheet for general corporate purposes.

On February 14, 2024, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2025 (“2024 Share Repurchase Program”).

Any purchases made pursuant to the 2024 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”
(3)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(4)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.
(5)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(6)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(7)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.
(8)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(9)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(10)	MSR income as a percentage of Agency debt financing volume.

First quarter 2024 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Thursday, May 2, 2024 at 8:30 a.m. Eastern time. Listeners can access the call via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Phone: (888) 256-1007 from within the United States; (773) 305-6853 from outside the United States

Confirmation Code: 4299257

Webcast Link: https://event.webcasts.com/starthere.jsp?ei=1653643&tp_key=e4cfac9b39

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, and other one-time adjustments, such as goodwill impairment. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

First quarter 2024 Earnings Release

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

First quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
(in thousands)
Assets
Cash and cash equivalents	$216,532	$328,698	$236,321	$228,091	$188,389
Restricted cash	21,071	21,422	17,768	21,769	20,504
Pledged securities, at fair value	190,679	184,081	177,509	170,666	165,081
Loans held for sale, at fair value	497,933	594,998	758,926	1,303,686	934,991
Mortgage servicing rights	881,834	907,415	921,746	932,131	946,406
Goodwill	901,710	901,710	949,710	963,710	959,712
Other intangible assets	178,221	181,975	185,927	189,919	194,208
Receivables, net	250,406	233,563	265,234	242,397	224,776
Committed investments in tax credit equity	122,332	154,028	212,296	165,136	207,750
Other assets, net	565,194	544,457	552,414	589,919	651,235
Total assets	$3,825,912	$4,052,347	$4,277,851	$4,807,424	$4,493,052

Liabilities
Warehouse notes payable	$521,977	$596,178	$790,742	$1,342,187	$1,031,277
Notes payable	772,037	773,358	774,677	775,995	777,311
Allowance for risk-sharing obligations	30,124	31,601	30,957	32,410	33,087
Commitments to fund investments in tax credit equity	114,206	140,259	196,250	156,617	196,522
Other liabilities	651,660	764,822	754,234	775,718	739,759
Total liabilities	$2,090,004	$2,306,218	$2,546,860	$3,082,927	$2,777,956

Stockholders' Equity
Common stock	$331	$329	$328	$327	$327
Additional paid-in capital	427,184	425,488	420,062	412,182	405,303
Accumulated other comprehensive income (loss)	(492)	(479)	(1,864)	(1,465)	(1,621)
Retained earnings	1,288,313	1,298,412	1,287,653	1,287,334	1,281,119
Total stockholders’ equity	$1,715,336	$1,723,750	$1,706,179	$1,698,378	$1,685,128
Noncontrolling interests	20,572	22,379	24,812	26,119	29,968
Total equity	$1,735,908	$1,746,129	$1,730,991	$1,724,497	$1,715,096
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$3,825,912	$4,052,347	$4,277,851	$4,807,424	$4,493,052

First quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends

(in thousands, except per share amounts)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Revenues
Origination fees	$43,740	$66,208	$56,149	$64,968	$47,084
MSR income	20,898	34,471	35,375	42,058	30,013
Servicing fees	80,043	79,887	79,200	77,061	75,766
Property sales broker fees	8,821	15,135	16,862	10,345	11,624
Investment management fees	13,520	537	13,362	16,309	15,173
Net warehouse interest income (expense)	(1,116)	(2,077)	(2,031)	(1,526)	1
Placement fees and other interest income	39,402	45,210	43,000	35,386	30,924
Other revenues	22,751	34,965	26,826	28,014	28,161
Total revenues	$228,059	$274,336	$268,743	$272,615	$238,746

Expenses
Personnel	$111,463	$125,865	$136,507	$133,305	$118,613
Amortization and depreciation	55,891	56,015	57,479	56,292	56,966
Provision (benefit) for credit losses	524	636	421	(734)	(10,775)
Interest expense on corporate debt	17,659	18,598	17,594	17,010	15,274
Goodwill impairment	—	48,000	14,000	—	—
Fair value adjustments to contingent consideration liabilities	—	(48,500)	(14,000)	—	—
Other operating expenses	28,843	34,355	28,529	30,730	24,063
Total expenses	$214,380	$234,969	$240,530	$236,603	$204,141
Income from operations	$13,679	$39,367	$28,213	$36,012	$34,605
Income tax expense	2,864	10,331	7,069	10,491	7,135
Net income before noncontrolling interests	$10,815	$29,036	$21,144	$25,521	$27,470
Less: net income (loss) from noncontrolling interests	(1,051)	(2,563)	(314)	(2,114)	805
Walker & Dunlop net income	$11,866	$31,599	$21,458	$27,635	$26,665
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	(13)	1,385	(399)	156	(53)
Walker & Dunlop comprehensive income	$11,853	$32,984	$21,059	$27,791	$26,612

Effective Tax Rate	21%	26%	25%	29%	21%

Basic earnings per share	$0.35	$0.94	$0.64	$0.82	$0.80
Diluted earnings per share	0.35	0.93	0.64	0.82	0.79
Cash dividends paid per common share	0.65	0.63	0.63	0.63	0.63

Basic weighted-average shares outstanding	32,978	32,825	32,737	32,695	32,529
Diluted weighted-average shares outstanding	33,048	32,941	32,895	32,851	32,816

First quarter 2024 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends

(in thousands, except per share data and unless otherwise noted)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$903,368	$1,692,405	$1,739,332	$2,230,952	$1,358,708
Freddie Mac	974,926	1,308,263	1,072,048	1,212,887	975,737
Ginnie Mae - HUD	14,140	316,960	86,557	147,773	127,599
Brokered (1)	3,319,074	2,885,454	3,149,457	3,316,223	2,363,754
Principal Lending and Investing (2)	15,800	218,750	—	—	—
Total Debt Financing Volume	$5,227,308	$6,421,832	$6,047,394	$6,907,835	$4,825,798
Property Sales Volume	1,167,151	2,877,399	2,508,073	1,504,383	1,894,682
Total Transaction Volume	$6,394,459	$9,299,231	$8,555,467	$8,412,218	$6,720,480

Key Performance Metrics:
Operating margin	6%	14%	10%	13%	14%
Return on equity	3	7	5	7	6
Walker & Dunlop net income	$11,866	$31,599	$21,458	$27,635	$26,665
Adjusted EBITDA (3)	74,136	87,582	74,065	70,501	67,975
Diluted EPS	0.35	0.93	0.64	0.82	0.79
Adjusted core EPS (4)	1.19	1.42	1.11	0.98	1.17

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	46%	51%	49%	50%
Other operating expenses	13	13	11	11	10
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.84%	1.05%	0.93%	0.93%	0.97%
MSR rate (6)	0.40	0.56	0.58	0.61	0.62
Agency MSR rate (7)	1.10	1.04	1.22	1.17	1.22

Other Data:
Market capitalization at period end	$3,406,853	$3,719,589	$2,433,494	$2,586,519	$2,489,200
Closing share price at period end	$101.06	$111.01	$74.24	$79.09	$76.17
Average headcount	1,323	1,341	1,344	1,385	1,440

Components of Servicing Portfolio (end of period):
Fannie Mae	$64,349,886	$63,699,106	$62,850,853	$61,356,554	$59,890,444
Freddie Mac	39,665,386	39,330,545	38,656,136	38,287,200	38,184,798
Ginnie Mae - HUD	10,595,841	10,460,884	10,320,520	10,246,632	10,027,781
Brokered (8)	17,312,513	16,940,850	17,091,925	16,684,115	16,285,391
Principal Lending and Investing (9)	40,139	40,139	40,000	71,680	187,505
Total Servicing Portfolio	$131,963,765	$130,471,524	$128,959,434	$126,646,181	$124,575,919
Assets under management (10)	17,465,398	17,321,452	17,334,877	16,903,055	16,654,566
Total Managed Portfolio	$149,429,163	$147,792,976	$146,294,311	$143,549,236	$141,230,485

Key Servicing Portfolio Metrics (end of period):
Custodial escrow deposit balance (in billions)	$2.3	$2.7	$2.8	$2.8	$2.2
Weighted-average servicing fee rate (basis points)	24.0	24.1	24.2	24.3	24.3
Weighted-average remaining servicing portfolio term (years)	8.0	8.2	8.4	8.6	8.7

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Walker & Dunlop Affordable Equity, assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

First quarter 2024 Earnings Release

KEY CREDIT METRICS

Unaudited

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2024	2023	2023	2023	2023
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$55,236,618	$54,583,555	$53,549,966	$52,383,701	$50,713,349
Fannie Mae Modified Risk	9,113,268	9,115,551	9,295,368	8,947,292	9,170,127
Freddie Mac Modified Risk	69,510	23,415	23,415	23,515	23,515
Total risk-sharing servicing portfolio	$64,419,396	$63,722,521	$62,868,749	$61,354,508	$59,906,991

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$—	$5,519	$25,561	$6,968
Freddie Mac No Risk	39,595,876	39,307,130	38,632,721	38,263,685	38,161,283
GNMA - HUD No Risk	10,595,841	10,460,884	10,320,520	10,246,632	10,027,781
Brokered	17,312,513	16,940,850	17,091,925	16,684,115	16,285,391
Total non-risk-sharing servicing portfolio	$67,504,230	$66,708,864	$66,050,685	$65,219,993	$64,481,423
Total loans serviced for others	$131,923,626	$130,431,385	$128,919,434	$126,574,501	$124,388,414
Interim loans (full risk) servicing portfolio	40,139	40,139	40,000	71,680	187,505
Total servicing portfolio unpaid principal balance	$131,963,765	$130,471,524	$128,959,434	$126,646,181	$124,575,919

Interim Loan Joint Venture Managed Loans (1)	$711,541	$710,041	$736,320	$895,491	$894,829

At-risk servicing portfolio (2)	$59,498,851	$58,801,055	$57,857,659	$56,430,098	$54,898,461
Maximum exposure to at-risk portfolio (3)	12,088,698	11,949,041	11,750,068	11,346,580	11,132,473
Defaulted loans(4)	63,264	27,214	—	36,983	36,983

Defaulted loans as a percentage of the at-risk portfolio	0.11%	0.05%	0.00%	0.07%	0.07%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.05	0.06	0.06
Allowance for risk-sharing as a percentage of maximum exposure	0.25	0.26	0.26	0.29	0.30

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that have defaulted but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

First quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends

(in thousands)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$11,866	$31,599	$21,458	$27,635	$26,665
Income tax expense	2,864	10,331	7,069	10,491	7,135
Interest expense on corporate debt	17,659	18,598	17,594	17,010	15,274
Amortization and depreciation	55,891	56,015	57,479	56,292	56,966
Provision (benefit) for credit losses	524	636	421	(734)	(10,775)
Net write-offs (1)	—	—	(2,008)	(6,033)	—
Stock-based compensation expense	6,230	5,374	7,427	7,898	7,143
MSR income	(20,898)	(34,471)	(35,375)	(42,058)	(30,013)
Write-off of unamortized premium from corporate debt repayment	—	—	—	—	(4,420)
Goodwill impairment, net of contingent consideration liability fair value adjustments	—	(500)	—	—	—
Adjusted EBITDA	$74,136	$87,582	$74,065	$70,501	$67,975

(1)	The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.

First quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended March 31,
(in thousands)	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(6,700)	$504
Income tax expense (benefit)	(1,744)	504
Interest expense on corporate debt	4,851	4,269
Amortization and depreciation	1,137	1,186
Stock-based compensation expense	4,057	4,863
MSR income	(20,898)	(30,013)
Adjusted EBITDA	$(19,297)	$(18,687)

	Servicing & Asset Management
	Three months ended March 31,
(in thousands)	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$43,283	$51,084
Income tax expense (benefit)	11,153	13,104
Interest expense on corporate debt	11,191	9,582
Amortization and depreciation	53,071	54,010
Provision (benefit) for credit losses	524	(10,775)
Net write-offs	—	—
Stock-based compensation expense	436	390
Write-off of unamortized premium from corporate debt repayment	—	(4,420)
Adjusted EBITDA	$119,658	$112,975

	Corporate
	Three months ended March 31,
(in thousands)	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(24,717)	$(24,923)
Income tax expense (benefit)	(6,545)	(6,473)
Interest expense on corporate debt	1,617	1,423
Amortization and depreciation	1,683	1,770
Stock-based compensation expense	1,737	1,890
Adjusted EBITDA	$(26,225)	$(26,313)

First quarter 2024 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends

(in thousands)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$11,866	$31,599	$21,458	$27,635	$26,665
Provision (benefit) for credit losses	524	636	421	(734)	(10,775)
Net write-offs(1)	—	—	(2,008)	(6,033)	—
Amortization and depreciation	55,891	56,015	57,479	56,292	56,966
MSR income	(20,898)	(34,471)	(35,375)	(42,058)	(30,013)
Goodwill impairment	—	48,000	14,000	—	—
Contingent consideration accretion and fair value adjustments	512	(47,637)	(13,426)	176	177
Income tax expense adjustment(2)	(7,543)	(5,916)	(5,285)	(2,227)	(3,372)
Adjusted Core Net Income	$40,352	$48,226	$37,264	$33,051	$39,648

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$11,866	$31,599	$21,458	$27,635	$26,665
Diluted weighted-average shares outstanding	33,048	32,941	32,895	32,851	32,816
Diluted EPS	$0.35	$0.93	$0.64	$0.82	$0.79

Adjusted Core Net Income	$40,352	$48,226	$37,264	$33,051	$39,648
Diluted weighted-average shares outstanding	33,048	32,941	32,895	32,851	32,816
Adjusted Core EPS	$1.19	$1.42	$1.11	$0.98	$1.17

(1)
The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.
(2)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Condensed Consolidated Statements of Income and Comprehensive Income in this “press release.”